Exhibit 3.23


                          CERTIFICATE OF INCORPORATION

                                       OF

                              MUELLER SERVICE CO.

     1. The name of the corporation is:

                              MUELLER SERVICE CO.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or the purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) all of such shares shall be without par value.

     5. The board of directors is authorized to make, alter, or repeal the by-laws of the corporation. Election of directors need not be written by ballot.

     6. The name and mailing address of the incorporator is:

                            T.L. Coles
                            Corporation Trust Center
                            1209 Orange Street
                            Wilmington, Delaware 19801

     7. To the fullest extent permitted by the Delaware General Corporation Laws the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, accordingly have hereunto set my hand this 10th day of July, 1987.


                                 /s/ T.L. Coles
                                 --------------
                                 T.L. Coles

                CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                          OFFICE AND REGISTERED AGENT

                                       OF

                              MUELLER SERVICE CO.

            -------------------------------------------------------

     The Board of Directors of :

                              MUELLER SERVICE CO.

a Corporation of the State of Delaware, on this 7th day of Feb., A.D. 2001, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

2711 Centerville Road, in the city of Wilmington, in the County of New Castle, Delaware, 19808.

     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

                              MUELLER SERVICE CO.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by this 7th day of February A.D. 2001.


                                    -----------------------------------------
                                    Authorized Officer


                                    /s/ George F. Bukuras
                                    -----------------------------------------
                                    George F. Bukuras, V.P. & General Counsel